[PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED MAY 22, 2026]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADITXT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED MAY 22, 2026]

ADITXT, INC.

2569 Wyandotte Street, Suite 101

Mountain View, California 94043

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [MEETING DATE], 2026

[TIME] Eastern Time

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Aditxt, Inc., a Delaware corporation (the “Company”), which will be held on [MEETING DATE], 2026, at [TIME] Eastern Time, in a virtual-only format online by accessing www.virtualshareholdermeeting.com/[LINK]. The Special Meeting is being held for the following purposes:

1. To grant discretionary authority to our board of directors to (A) amend our Amended and Restated Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of our common stock, par value $0.0001 per share (“Common Stock”), pursuant to which the shares of Common Stock would be combined and reclassified at ratios within the range from 1-for-[●] up to 1-for-[●] (the “Reverse Stock Split”) and (B) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of Common Stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from our transfer agent, in lieu of any fractional share, the number of shares of Common Stock rounded up to the next whole number, and to amend our Amended and Restated Certificate of Incorporation in connection therewith; provided that the Company shall not effect Reverse Stock Split(s) that, in the aggregate, exceed a 1-for-[●] ratio and that any Reverse Stock Split must be effected, if at all, on or before [●], 2027 (the “Reverse Stock Split Proposal”).

2. To authorize the adjournment of the Special Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

3. To transact such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

The record date for the Special Meeting is [RECORD DATE], 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting or any adjournment or postponement thereof.

The accompanying proxy statement provides a detailed description of each proposal. We urge you to read the proxy statement carefully.

Whether or not you plan to attend the Special Meeting, we urge you to complete, sign and return your proxy or vote over the internet or by telephone as promptly as possible. Even if you have submitted your proxy, you may revoke it and vote electronically during the Special Meeting if you attend online. Your vote is important, so please act today!

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors, our strategic stockholder advisor and proxy solicitation agent:

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone: +1-866-851-3212

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1-646-491-9096

BY ORDER OF THE BOARD OF DIRECTORS

[DATE], 2026

Amro Albanna

Chief Executive Officer and Chairman of the Board of Directors

[PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED MAY 22, 2026]

ADITXT, INC.

2569 Wyandotte Street, Suite 101

Mountain View, California 94043

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [MEETING DATE], 2026

The board of directors of Aditxt, Inc. (“Aditxt” or the “Company”) is soliciting your proxy to vote at a special meeting of stockholders (the “Special Meeting”) to be held on [MEETING DATE], 2026, at [TIME] Eastern Time, in a virtual-only format online by accessing www.virtualshareholdermeeting.com/[LINK], and at any adjournment or postponement thereof. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [MEETING DATE], 2026: The Notice of Special Meeting and Proxy Statement are available at: www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. By completing, signing and returning the accompanying proxy card, you are designating Amro Albanna, Chief Executive Officer, Thomas J. Farley, Chief Financial Officer, and Christopher J. Porcelli, General Counsel and Corporate Secretary, as your proxies for the Special Meeting and authorizing them to vote your shares as you have instructed. Your shares will be voted whether or not you attend the Special Meeting.

Why did you send me this proxy statement?

Our board of directors is soliciting your proxy to vote at the Special Meeting and any adjournment or postponement thereof. This proxy statement summarizes information related to your vote. You do not need to attend the meeting to vote your shares; you may complete, sign and return the proxy card or vote over the internet or by phone.

What am I voting on?

There are two (2) matters scheduled for a vote at the Special Meeting:

●	Proposal No. 1 — The Reverse Stock Split Proposal: to grant discretionary authority to our board of directors to (A) amend our Amended and Restated Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of our Common Stock at ratios within the range from 1-for-[●] up to 1-for-[●], and (B) determine the treatment of fractional shares, as more fully described herein; provided that any such Reverse Stock Split(s) shall not, in the aggregate, exceed a 1-for-[●] ratio and must be effected, if at all, on or before [●], 2027.

●	Proposal No. 2 — The Adjournment Proposal: to authorize the adjournment of the Special Meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Reverse Stock Split Proposal.

What is the Board’s voting recommendation?

Our board of directors unanimously recommends that you vote:

●	“For” the Reverse Stock Split Proposal (Proposal No. 1); and

●	“For” the Adjournment Proposal (Proposal No. 2).

Who is entitled to vote?

The board of directors has fixed the close of business on [RECORD DATE], 2026 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date, there were [SHARES OUTSTANDING] shares of Common Stock outstanding and entitled to vote and no shares of preferred stock outstanding or entitled to vote. Each share of Common Stock entitles the holder to one vote on each matter to be voted upon at the Special Meeting.

What is the difference between a record holder and a beneficial owner?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares and these proxy materials have been provided directly to you by the Company. If your shares are held in a stock brokerage account, or by a bank or other nominee, you are the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to instruct your broker, bank or nominee how to vote your shares, but the organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting.

How do I attend the Special Meeting?

The Special Meeting will be held on [MEETING DATE], 2026, at [TIME] Eastern Time in a virtual-only format accessible at www.virtualshareholdermeeting.com/[LINK]. To be admitted, you must have your control number available from your proxy card or voting instruction form. We recommend logging in at least 15 minutes before the start of the meeting.

How do I vote?

Stockholders of Record. If you are a registered stockholder, you may vote by:

●	Internet: Go to www.proxyvote.com and follow the instructions, or scan the QR code with your smartphone;

●	Telephone: Dial 1-800-690-6903 using a touch-tone telephone and follow the recorded instructions;

●	Mail: Complete, sign and date the enclosed proxy card and return it in the envelope provided; or

●	Online at the Special Meeting: Visit www.virtualshareholdermeeting.com/[LINK] on [MEETING DATE], 2026 at [TIME] Eastern Time.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on [DATE], 2026 to be counted.

Beneficial Owners. If you are a beneficial owner of shares held in street name, you should have received a voting instruction form from the broker, bank or other nominee holding your shares. Follow the instructions on that form to ensure your vote is counted. To vote electronically during the Special Meeting, you must obtain a valid proxy from your broker, bank or nominee.

Can I change or revoke my vote?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by: (i) submitting a new proxy with a later date via the internet, telephone or mail; (ii) delivering a written notice of revocation to our Corporate Secretary at 2569 Wyandotte Street, Suite 101, Mountain View, California 94043; or (iii) attending the Special Meeting online and voting electronically. Simply attending the Special Meeting without voting will not revoke your proxy. If you are a beneficial owner, follow the instructions from your broker, bank or nominee to change or revoke your vote.

What constitutes a quorum?

To conduct business at the Special Meeting, we must have a quorum. A quorum is present when holders of at least one-third of the shares of Common Stock entitled to vote as of the Record Date are represented at the Special Meeting in person or by proxy. Thus, [●] shares must be represented in person or by proxy to have a quorum. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is not a quorum, either the chairperson of the Special Meeting or the stockholders entitled to vote thereat may adjourn the Special Meeting.

What vote is required to approve each proposal?

The required vote is as follows:

●	Proposal No. 1 — Reverse Stock Split Proposal: The affirmative vote of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders of shares entitled to vote thereon is required to approve the Reverse Stock Split Proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

●	Proposal No. 2 — Adjournment Proposal: The affirmative vote of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders of shares entitled to vote thereon is required to approve the Adjournment Proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

What is a broker non-vote?

A “broker non-vote” occurs when shares held by a broker in street name for a beneficial owner are not voted with respect to a proposal because the broker has not received voting instructions from the beneficial owner and lacks the authority to vote those shares at its discretion. Under current NYSE rules and interpretations that govern broker non-votes (which apply to all NYSE-member brokers, including for shares listed on the Nasdaq Capital Market), the Reverse Stock Split Proposal and the Adjournment Proposal are each considered “discretionary” matters. Accordingly, your broker, bank or other nominee may vote your shares in its discretion on each of these proposals even if it does not receive instructions from you. We nonetheless encourage you to instruct your broker, bank or nominee how to vote your shares.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as shares present and entitled to vote for purposes of the quorum requirement, but because both proposals are decided by a majority of votes cast affirmatively or negatively (excluding abstentions), abstentions will have no effect on the outcome of either proposal.

How will my shares be voted if I give no specific instruction?

If you are a stockholder of record and you return a signed proxy card but do not indicate how you want to vote, your shares will be voted “For” the Reverse Stock Split Proposal and “For” the Adjournment Proposal. If you are a beneficial owner and do not provide voting instructions, your broker, bank or nominee may vote your shares in its discretion on each of these discretionary matters.

How are votes counted?

Votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.

Who is paying for this proxy solicitation?

We will bear the cost of soliciting proxies for the Special Meeting. We have engaged Kingsdale Advisors as our strategic stockholder advisor and proxy solicitation agent. We will pay Kingsdale Advisors a fee of $[●] plus reimbursement of reasonable out-of-pocket expenses. We will also reimburse banks, brokerage houses, fiduciaries and custodians for their reasonable expenses in sending proxy materials to beneficial owners. Our directors, officers and employees may also solicit proxies by mail, personally, by telephone or by other appropriate means, without additional compensation.

How can I find out the results of the voting at the Special Meeting?

Voting results are expected to be announced at the Special Meeting and will be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days of the date of the Special Meeting. If the results are preliminary, we will amend the Form 8-K to report final voting results within four business days of the date that such results are known.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE ONE OR MORE REVERSE STOCK SPLITS OF OUR ISSUED AND OUTSTANDING COMMON STOCK

Overview

Our board of directors has adopted resolutions (i) declaring that an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified (the “Reverse Stock Split”), is advisable, subject to receipt of the requisite stockholder approval and the board’s subsequent determination to effectuate the Reverse Stock Split, and (ii) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of Common Stock for their approval at this Special Meeting.

Approval of the Reverse Stock Split Proposal would permit (but not require) our board of directors to effect one or more Reverse Stock Splits of our issued and outstanding Common Stock by a ratio of not less than 1-for-[●] and not more than 1-for-[●], with the exact ratio to be set at a number within this range as determined by our board of directors in its sole discretion; provided that the Company shall not effect Reverse Stock Split(s) that, in the aggregate, exceed a 1-for-[●] ratio, and provided further that the board determines to effect the Reverse Stock Split and such amendment is filed with the Delaware Secretary of State on or before [●], 2027. We believe that enabling our board to set the ratio within the stated range, and to effect one or more splits within that aggregate limit, will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. Our board of directors reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

If the board determines to implement the Reverse Stock Split, depending on the ratio(s) determined by our board, no less than [●] and no more than [●] shares of existing Common Stock will be combined into one share of Common Stock. Our board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by any holder entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle holders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

Background and Reasons for the Reverse Stock Split; Potential Consequences

The board of directors is seeking approval of the Reverse Stock Split in connection with the Company’s compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market. The board believes that one or more Reverse Stock Splits would increase our stock price and allow us to regain and maintain compliance with the Nasdaq minimum bid price requirement.

The board also believes that a higher market price of our Common Stock could improve the marketability and liquidity of our Common Stock and encourage broader interest and trading. A higher market price could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity. The Reverse Stock Split could also help increase analyst and broker interest in our Common Stock, as policies can discourage them from following or recommending companies with low stock prices.

However, other factors, such as our financial results, market conditions and market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price will not decrease in the future. Additionally, we cannot assure you that the market price per share after the Reverse Stock Split will increase in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split, or at all, and it is possible that total market capitalization after the Reverse Stock Split may be lower than before the Reverse Stock Split. Our board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Proposed Amendment to the Amended and Restated Certificate of Incorporation

This proposed amendment to the Amended and Restated Certificate of Incorporation would add a new Article substantially in the following form:

“Effective 12:01 a.m. Eastern Time on [●], 202[●], every ([●]) shares of Common Stock then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of common stock of the Corporation (the “Reverse Stock Split”); provided, however, that the number of shares of Common Stock and the number of shares of Preferred Stock authorized pursuant to Article [●] shall not be altered. No fractional shares shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of common stock, the Corporation shall, in lieu of issuing any such fractional share, [pay cash in the amount of $[●] / round up to the next whole share].”

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders and implemented by the board, would become effective upon the filing, or such later time as specified in the filing (the “Effective Time”), of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The determination to implement the Reverse Stock Split, the ratio upon which such Reverse Stock Split will be implemented, and the exact timing of filing, will be determined by our board in its sole discretion, based on its evaluation as to whether and when such action will be in the best interest of the Company and our stockholders. Our board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to implement the Reverse Stock Split. If a certificate of amendment has not been filed with the Secretary of State of Delaware on or before [●], 2027, our board will not be entitled to implement the Reverse Stock Split without further stockholder approval.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio(s) determined by our board, a minimum of [●] and a maximum of [●] shares in aggregate of existing Common Stock held by stockholders will be combined into one new share of Common Stock. Based on [●] shares of Common Stock issued and outstanding as of the Record Date, immediately following the Reverse Stock Split the Company would have approximately (i) [●] shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio is 1-for-[●], and (ii) approximately [●] shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio is 1-for-[●] (the maximum). Any other ratio selected within such range would result in a number of shares between [●] and [●] shares of Common Stock.

The Reverse Stock Split will affect all holders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split may receive cash in lieu of such fractional share or may be entitled to have such fractional share rounded up to the next whole number at the option of the board. The Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Authorized Common Stock and Par Value

The Reverse Stock Split will not result in a change in the number of shares of authorized Common Stock or the par value of the Common Stock. Because the Company’s authorized number of shares of Common Stock will not decrease in accordance with the Reverse Stock Split, effecting the Reverse Stock Split would provide the Company with additional shares of Common Stock available for issuance from time to time for corporate purposes such as acquisitions, sales of stock or securities convertible into shares of Common Stock, and raising additional capital.

Effect on Beneficial Holders, Book-Entry Holders and Certificated Holders

Upon implementation of the Reverse Stock Split, we intend to treat shares held through a bank, broker, custodian or other nominee in the same manner as registered stockholders. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action; the exchange will be automatic. Stockholders holding shares in certificated form will be sent a transmittal letter by the transfer agent after the effective time with instructions on how to surrender Old Certificates in exchange for evidence of New Shares. Stockholders will not be required to pay a transfer or other fee to exchange their Old Certificates. Until surrendered, outstanding Old Certificates will be deemed to represent only the number of post-Reverse Stock Split shares to which such holders are entitled. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Stock Split. The board will have the discretionary authority to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, to arrange for the disposition of fractional interests by stockholders entitled thereto, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. If the board determines to pay in cash the fair value of fractions of a share, stockholders who would otherwise hold fractional shares will be entitled to receive cash (without interest or deduction) in an amount equal to such holder’s fractional share multiplied by the volume weighted average price of the Common Stock as reported on the Nasdaq Capital Market as of the date the Reverse Stock Split is effected.

Effect on Employee Plans, Options, Restricted Stock Awards, Warrants and Convertible Securities

Based upon the reverse stock split ratio determined by the board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities. This would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a U.S. holder and is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. This summary does not address all tax consequences that may be relevant to any particular investor.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES.

The Reverse Stock Split is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a reorganization: (i) a U.S. holder generally will not recognize any gain or loss (except for cash, if any, received in lieu of a fractional share); (ii) the U.S. holder’s aggregate tax basis of the Common Stock received will equal the aggregate tax basis of such holder’s Common Stock surrendered; (iii) the U.S. holder’s holding period for the Common Stock received will include such holder’s holding period for the Common Stock surrendered; and (iv) cash payments received for a fractional share generally will be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then redeemed by us, with capital gain or loss recognized by the U.S. holder.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote

Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders of shares entitled to vote thereon. Pursuant to the August 1, 2023 amendment to the DGCL, which changed the default vote required for certificate of incorporation amendments from a majority of all outstanding shares to a majority of votes cast, abstentions and broker non-votes will have no effect on the outcome of the vote on the Reverse Stock Split Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 2

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE

Overview

We are asking our stockholders to vote on a proposal to adjourn the Special Meeting if necessary or appropriate, in the sole discretion of our board of directors, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve the Reverse Stock Split Proposal.

If at the Special Meeting the number of shares present or represented by proxy and voting in favor of the Reverse Stock Split Proposal is insufficient to approve that proposal, our board of directors may move to adjourn the Special Meeting in order to solicit additional proxies in favor of the Reverse Stock Split Proposal. Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned. If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Our board of directors also retains the discretion to adjourn the Special Meeting for any other reason it determines to be in the best interests of the Company and our stockholders, even if there are sufficient votes present to approve the Reverse Stock Split Proposal.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders of shares entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or contact Kingsdale Advisors at +1-866-851-3212 or contactus@kingsdaleadvisors.com.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

[DATE], 2026

Amro Albanna

Chief Executive Officer and Chairman of the Board of Directors

PRELIMINARY COPY – SUBJECT TO COMPLETION

ADITXT, INC.

2569 Wyandotte St., Suite 101 | Mountain View, CA 94043

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

☐ SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before the Meeting – Go to www.proxyvote.com or scan the QR Code. Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions.

During the Meeting – Go to www.virtualshareholdermeeting.com/[LINK]. Vote your shares electronically by following the instructions available on the meeting website.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
KEEP THIS PORTION FOR YOUR RECORDS	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ADITXT, INC. The Board of Directors recommends you vote FOR Proposals 1 and 2.		For	Against	Abstain
1.	To grant discretionary authority to our board of directors to (A) amend our Amended and Restated Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of our common stock, par value $0.0001 per share (“Common Stock”), pursuant to which the shares of Common Stock would be combined and reclassified at ratios within the range from 1-for-[●] up to 1-for-[●] (the “Reverse Stock Split”) and (B) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of Common Stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from our transfer agent, in lieu of any fractional share, the number of shares of Common Stock rounded up to the next whole number, and to amend our Amended and Restated Certificate of Incorporation in connection therewith; provided that the Company shall not effect Reverse Stock Split(s) that, in the aggregate, exceed a 1-for-[●] ratio and that any Reverse Stock Split must be effected, if at all, on or before [●], 2027 (the “Reverse Stock Split Proposal”).	☐ For	☐ Against	☐ Abstain
2.	To authorize the adjournment of the Special Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).	☐ For	☐ Against	☐ Abstain
You may also vote and transact such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof, in the discretion of the named proxies.
Please sign exactly as your name appears on this proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.
Signature ________________________________ Date ___________________ Signature (Joint Owners) ___________________ Date ___________________

PRELIMINARY COPY – SUBJECT TO COMPLETION

ADITXT, INC.

Special Meeting of Stockholders

To be held on [MEETING DATE], 2026 at [TIME] ET

This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Amro Albanna, Chief Executive Officer, Thomas J. Farley, Chief Financial Officer, and Christopher J. Porcelli, General Counsel and Corporate Secretary, or any of them, each with full power of substitution, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ADITXT, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TIME] Eastern Time on [MEETING DATE], 2026, in a virtual-only format at www.virtualshareholdermeeting.com/[LINK], and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations:

●	“For” the Reverse Stock Split Proposal (Proposal No. 1); and

●	“For” the Adjournment Proposal (Proposal No. 2).

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.